Exhibit 99.2

Innovative Industrial Properties Third Quarter 2025 Supplemental Financial Information

Innovative Industrial Properties 2 Overview Forward-Looking Statements 3 Company Overview 4 Financial Information Quarterly Performance Summary 5 Balance Sheet 6 Net Income 7 Statements of Cash Flows 8 FFO, Normalized FFO, and AFFO Reconciliation 9 Historical Net Income 10 Historical FFO, Normalized FFO, and AFFO Reconciliation 11 Portfolio Data Highlights 12 Geographic Concentration – Real Estate Portfolio 13 Annualized Base Rent and Income From Loans 14 Capital Commitments 15 Leasing Summary 16 Property List 17-19 Loans and Securities 20 Capitalization Capital and Debt Summary 21 Analyst Coverage 22 Definitions and Reconciliations 23-25 Table of Contents

Innovative Industrial Properties 3 Forward-Looking Statements This Supplemental Financial Information Package includes "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) that are subject to risks and uncertainties. In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, our statements regarding anticipated growth in our funds from operations and anticipated market and regulatory conditions, our strategic direction, demographics, results of operations, plans and objectives are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: rates of default on leases for our assets; our ability to re-lease properties upon tenant defaults or lease terminations for the rent we currently receive, or at all; concentration of our portfolio of assets and limited number of tenants; the estimated growth in and evolving market dynamics of the regulated cannabis market; anticipated funding sources for our investment in the preferred stock of IQHQ, Inc. ("IQHQ"); defaults on our investments in real estate-related assets, such as the IQHQ credit facility and IQHQ preferred stock; our ability to identify, acquire, or profitably operate life science properties; market dynamics in the life science sector; the demand for regulated cannabis cultivation and processing facilities; decreased economic activity due to fluctuations in trade policies, tariffs, and related government actions; inflation dynamics; the impact of pandemics on us, our business, our tenants, or the economy generally; war and other hostilities, including the conflicts in Ukraine and Israel; our business and investment strategy; our projected operating results; actions and initiatives of the U.S. or state governments and changes to government policies and the execution and impact of these actions, initiatives and policies, including the fact that cannabis remains illegal under federal law; availability of suitable investment opportunities in the regulated cannabis industry; our understanding of our competition and our potential tenants’ alternative financing sources; the expected medical-use or adult-use cannabis legalization in certain states; shifts in public opinion regarding regulated cannabis; the potential impact on us from litigation matters, including rising liability and insurance costs; the additional risks that may be associated with certain of our tenants cultivating, processing and/or dispensing adult-use cannabis in our facilities; the state of the U.S. economy generally or in specific geographic areas; economic trends and economic recoveries; our ability to access equity or debt capital; financing rates for our target assets; our level of indebtedness, which could reduce funds available for other business purposes and reduce our operational flexibility; covenants in our debt instruments, which may limit our flexibility and adversely affect our financial condition; our ability to maintain our investment grade credit rating; changes in the values of our assets; our expected portfolio of assets; our expected investments; interest rate mismatches between our assets and our borrowings used to fund such investments; changes in interest rates and the market value of our assets; the degree to which any interest rate or other hedging strategies may or may not protect us from interest rate volatility; the impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; how and when any forward equity sales may settle; our ability to maintain our qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940; availability of qualified personnel; and market trends in our industry, interest rates, real estate values, the securities markets or the general economy. The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. In addition, we discussed a number of material risks in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Any forward-looking statement made by us speaks only of the date on which we make it. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. Stockholders and investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in our filings and reports. This supplemental financial information package includes certain non-GAAP financial measures. These non-GAAP measures are presented for supplemental information and should not be considered a substitute for financial information presented in accordance with GAAP. The definition of these non-GAAP measures is set forth under the section entitled "Definitions." Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are set forth in sections entitled “FFO, Normalized FFO, and AFFO Reconciliation” and “Reconciliations – EBITDA and Adjusted EBITDA.” Market and industry data are included in this presentation. We have obtained substantially all of this information from internal studies, public filings, other independent published industry sources and market studies prepared by third parties. We believe these internal studies, public filings, other independent published industry sources and market studies prepared by third parties are reliable. However, this information may prove to be inaccurate. No representation or warranty is made as to the accuracy of such information. All amounts shown in this report are unaudited. This Supplemental Financial Information Package is not an offer to sell or solicitation to buy securities of Innovative Industrial Properties, Inc. Any offers to sell or solicitations to buy securities of Innovative Industrial Properties, Inc. shall be made only by means of a prospectus approved for that purpose.

Company Overview

Innovative Industrial Properties, Inc. (NYSE: IIPR) is an internally managed real estate investment trust (REIT) focused on the acquisition, ownership and management of specialized industrial properties and financial investments in the life science industry. As of September 30, 2025, we owned 112 properties comprising an aggregate of approximately 9.0 million rentable square feet in 19 states. For additional information, please visit www.innovativeindustrialproperties.com.

Senior Management

Alan Gold
Executive Chairman

Paul Smithers
President, Chief Executive Officer & Director

David Smith
Chief Financial Officer & Treasurer

Catherine Hastings
Chief Operating Officer

Ben Regin
Chief Investment Officer

Tracie Hager
Senior Vice President, Asset Management

Kelly Spicher
Senior Vice President, Real Estate Counsel

Andy Bui
Vice President, Chief Accounting Officer

Board of Directors

Alan Gold
Director, Executive Chairman

Paul Smithers
Director, President & Chief Executive Officer

Gary Kreitzer*
Vice Chairman, Nominating and Corporate Governance Committee Chair

Scott Shoemaker, MD*
Director, Compensation Committee Chair

David Boyle*
Director, Audit Committee Chair

Contact Information

Corporate Headquarters – Innovative Industrial Properties, Inc.
11440 West Bernardo Court, STE 100
San Diego, California 92127
858-997-3332

Public Markets Detail
Ticker: IIPR
Exchange: NYSE

Website
www.innovativeindustrialproperties.com

LinkedIn
www.linkedin.com/company/innovative-industrial-properties

Investor Relations Contact

Eli Kanter
Senior Associate, Finance
eli.kanter@iipreit.com

Note: * Denotes independent director

Innovative Industrial Properties 4

Innovative Industrial Properties 5 Delta 2025 2024 QoQ 3Q2025 2Q2025 1Q2025 4Q2024 3Q2024 Total Revenues $64,685 $62,891 $71,722 $76,744 $76,526 General and administrative expense $8,681 $8,626 $8,461 $8,891 $9,330 General and administrative expense / total revenues 13% 14% 12% 12% 12% Net income attributable to common stockholders $28,288 $25,146 $30,296 $39,461 $39,651 Net income attributable to common stockholders – diluted (“EPS”) $0.97 $0.86 $1.03 $1.36 $1.37 Funds from operations attributable to common stockholders – diluted (“FFO”) (1) $46,927 $43,646 $52,214 $57,701 $57,595 FFO per common share – diluted(1) $1.66 $1.54 $1.83 $2.02 $2.02 Normalized FFO attributable to common stockholders – diluted (“Normalized FFO”) (1) $45,156 $45,228 $52,761 $58,567 $59,525 Normalized FFO per common share – diluted(1) $1.60 $1.60 $1.85 $2.05 $2.08 Adjusted funds from operations attributable to common stockholders – diluted (“AFFO”) (1) $48,348 $48,399 $55,332 $63,361 $64,283 AFFO per common share – diluted(1) $1.71 $1.71 $1.94 $2.22 $2.25 Common stock dividend per share(2) $1.90 $1.90 $1.90 $1.90 $1.90 AFFO Payout Ratio(3) 111% 111% 98% 86% 84% Total Committed / Invested Capital(4) $2.5B $2.5B $2.5B $2.5B $2.5B % Leased – Operating Portfolio 95.8% 98.6% 98.4% 98.3% 95.7% Quarterly Performance Summary Note: Dollars in thousands except for $/share or otherwise noted. All per share amounts are shown on a diluted basis. 1) Refer to “FFO, NormalizedFFO, and AFFO Reconciliation”for additional details. 2) Reflects quarterly common stock dividend declared in the quarter. 3) Calculated by dividing the common stock dividend declared per share by AFFO per common share – diluted. 4) Dollars in billions. $2.25 $2.22 $1.94 $1.71 $1.71 3Q2024 4Q2024 1Q2025 2Q2025 3Q2025 AFFO(1) $2.08 $2.05 $1.85 $1.60 $1.60 3Q2024 4Q2024 1Q2025 2Q2025 3Q2025 Normalized FFO(1) $76,526 $76,744 $71,722 $62,891 $64,685 3Q2024 4Q2024 1Q2025 2Q2025 3Q2025 Total Revenues

Innovative Industrial Properties 6 September 30, December 31, (In thousands, except share and per share amounts) 2025 2024 Assets Real estate, at cost: Land $146,469 $146,772 Buildings and improvements 2,252,137 2,230,807 Construction in progress 57,713 62,393 Total real estate, at cost 2,456,319 2,439,972 Less accumulated depreciation (324,855) (271,190) Net real estate held for investment 2,131,464 2,168,782 Life science investments 105,240 - Construction loan receivable 22,800 22,800 Cash and cash equivalents 36,671 146,245 Investments 5,258 5,000 Right of use office lease asset 621 946 In-place lease intangible assets, net 6,577 7,385 Other assets, net 29,283 26,889 Total assets $2,337,914 $2,378,047 Liabilities and stockholders’ equity Liabilities: Notes due 2026, net $290,229 $297,865 Revolving credit facility 50,000 - Building improvements and construction funding payable 4,298 10,230 Accounts payable and accrued expenses 15,244 10,561 Dividends payable 54,793 54,817 Rent received in advance and tenant security deposits 51,196 57,176 Other liabilities 8,813 11,338 Total liabilities 474,573 441,987 Stockholders’ equity: Preferred stock, par value $0.001 per share, 50,000,000 shares authorized: 9.00% Series A cumulative redeemable preferred stock, liquidation preference of $25.00 per share, 1,807,682 and 1,002,673 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively 42,743 23,632 Common stock, par value $0.001 per share, 50,000,000 shares authorized: 28,022,975 and 28,331,833 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively 28 28 Additional paid-in capital 2,110,486 2,124,113 Dividends in excess of earnings (289,916) (211,713) Total stockholders’ equity 1,863,341 1,936,060 Total liabilities and stockholders’ equity $2,337,914 $2,378,047 Balance Sheet

Innovative Industrial Properties 7 For the Three Months Ended For the Nine Months Ended September 30, September 30, (In thousands, except share and per share amounts) 2025 2024 2025 2024 Revenues: Rental (including tenant reimbursements) $64,292 $76,052 $198,855 $230,219 Other 393 474 443 1,554 Total revenues 64,685 76,526 199,298 231,773 Expenses: Property expenses 7,951 7,295 22,197 20,867 General and administrative expense 8,681 9,330 25,768 28,553 Depreciation and amortization expense 18,639 17,944 55,530 52,567 Impairment loss on real estate - - 3,527 - Total expenses 35,271 34,569 107,022 101,987 Gain (loss) on sale of real estate - - - (3,449) Income from operations 29,414 41,957 92,276 126,337 Interest and other income 4,416 2,685 7,599 8,435 Interest expense (4,525) (4,427) (13,469) (13,136) Net income 29,305 40,215 86,406 121,636 Preferred stock dividends (1,017) (564) (2,676) (1,240) Net income attributable to common stockholders $28,288 $39,651 $83,730 $120,396 Net income attributable to common stockholders per share: Basic $0.99 $1.38 $2.91 $4.21 Diluted $0.97 $1.37 $2.87 $4.16 Weighted-average shares outstanding: Basic 27,912,881 28,254,565 28,036,179 28,216,946 Diluted 28,303,600 28,579,687 28,402,063 28,548,050 Net Income

Innovative Industrial Properties 8 For the Nine Months Ended September 30, (In thousands) 2025 2024 Cash flows from operating activities Net income $86,406 $121,636 Adjustments to reconcile net income to net cash provided by (used in) operating activities Depreciation and amortization 55,530 52,567 Impairment loss on real estate 3,527 - Loss (gain) on sale of real estate - 3,449 Other non-cash adjustments 17 79 Stock-based compensation 7,434 13,002 Amortization of discounts on investments - (504) Amortization of debt discount and issuance costs 1,431 1,214 Changes in assets and liabilities Other assets, net (2,836) (2,800) Accounts payable, accrued expenses and other liabilities 2,753 10,271 Rent received in advance and tenant security deposits (5,980) 1,726 Net cash provided by (used in) operating activities 148,282 200,640 Cash flows from investing activities Investments in real estate (7,857) (13,026) Investments in life science financial instruments (105,235) - Proceeds from sale of real estate asset 1,750 9,100 Funding of draws for improvements and construction (20,976) (45,642) Purchases of short-term investments (5,258) (45,110) Maturities of short-term investments 5,000 42,247 Net cash provided by (used in) investing activities (132,576) (52,431) Cash flows from financing activities Issuance of common stock, net of issuance costs - 11,757 Repurchase of common stock (20,108) - Issuance of preferred stock, net of issuance costs 19,111 9,623 Draw on revolving credit facility 50,000 - Principal payment on debt (8,697) (4,436) Payment of deferred financing costs - (261) Dividends paid to common stockholders (162,499) (157,699) Dividends paid to preferred stockholders (2,223) (1,014) Taxes paid related to net share settlement of equity awards (864) (750) Net cash provided by (used in) financing activities (125,280) (142,780) Net increase (decrease) in cash and cash equivalents (109,574) 5,429 Cash and cash equivalents, beginning of period 146,245 141,699 Cash and cash equivalents, end of period $36,671 $147,128 Supplemental disclosure of cash flow information: Cash paid during the period for interest, net of interest capitalized $8,019 $7,806 Supplemental disclosure of non-cash investing and financing activities: Accrual for current-period additions to real estate $3,541 $8,574 Accrual for common and preferred stock dividends declared 54,793 54,817 Reclassification from other assets to real estate held for investment - 3,152 Statements of Cash Flows

FFO, Normalized FFO, and AFFO Reconciliation

(In thousands, except share and per share amounts)	For the Three Months Ended September 30, 2025	2024	For the Nine Months Ended September 30, 2025	2024
Net income attributable to common stockholders	$28,288	$39,651	$83,730	$120,396
Real estate depreciation and amortization	18,639	17,944	55,530	52,567
Impairment loss on real estate	-	-	3,527	-
Disposition-contingent lease termination fee, net of loss on sale of real estate[1]	-	-	-	(451)
FFO attributable to common stockholders (basic)	46,927	57,595	142,787	172,512
Cash and non-cash interest expense on Exchangeable Senior Notes	-	-	-	28
FFO attributable to common stockholders (diluted)	46,927	57,595	142,787	172,540
Litigation-related expense	604	210	1,423	520
Loss (gain) on partial repayment of Notes due 2026	-	-	(32)	-
Income on seller-financed notes[2]	(2,375)	268	(1,058)	1,074
Deferred lease payments received on sales-type leases[3]	-	1,452	25	4,370
Normalized FFO attributable to common stockholders (diluted)	45,156	59,525	143,145	178,504
Stock-based compensation	2,684	4,316	7,434	13,002
Non-cash interest expense	485	419	1,431	1,208
Above-market lease amortization	23	23	69	69
AFFO attributable to common stockholders (diluted)	$48,348	$64,283	$152,079	$192,783
FFO per common share – diluted	$1.66	$2.02	$5.03	$6.04
Normalized FFO per common share – diluted	$1.60	$2.08	$5.04	$6.25
AFFO per common share – diluted	$1.71	$2.25	$5.35	$6.75
Weighted average common shares outstanding – basic	27,912,881	28,254,565	28,036,179	28,216,946
Restricted stock and restricted stock units ("RSUs")	390,719	299,770	365,884	293,105
PSUs	-	25,352	-	25,352
Dilutive effect of Exchangeable Senior Notes	-	-	-	12,647
Weighted average common shares outstanding – diluted	28,303,600	28,579,687	28,402,063	28,548,050

Note: During the three months ended September 30, 2025, IIP revised its presentation of Normalized FFO to include two adjustments related to income on seller-financed notes and deferred lease payments received on sales-type leases that were previously reflected in adjusted funds from operations ("AFFO"), which has been reflected for all periods presented. Management believes this change better aligns the Company's presentation with its assessment of core operating performance and improves comparability with industry peers. Items included in calculating FFO that may be excluded in calculating Normalized FFO include certain transaction-related gains, losses, income or expense or other non-core amounts as they occur.

1) Amount reflects the $3.9 million disposition-contingent lease termination fee received concurrently with the sale of our property in Los Angeles, California, net of the loss on sale of real estate of $3.4 million.
2) Amounts represent non-refundable cash payments received pursuant to two seller-financed notes issued by IIP in connection with IIP's disposition of certain properties. As the transactions did not qualify for recognition as completed sales under GAAP, the payments were initially recorded as a deposit liability and included in other liabilities on IIP's consolidated balance sheet. For both the three and nine months ended September 30, 2025, the negative amounts resulted from the recognition of $2.6 million of non-refundable cash payments received as interest and other income in connection with the termination of one of the seller-financed notes.
3) Amount reflects the non-refundable lease payments received on two sales-type leases which are recognized as a deposit liability starting on January 1, 2024, and is included in other liabilities in our consolidated balance sheet as of September 30, 2025, as the transaction did not qualify for recognition as a completed sale. Prior to the lease modifications on January 1, 2024, which extended the initial lease terms, the leases were classified as operating leases and the lease payments received were recognized as rental revenue and therefore, included in net income attributable to common stockholders.

Innovative Industrial Properties 9

Innovative Industrial Properties 10 2025 2024 (In thousands, except share and per share amounts) 3Q2025 2Q2025 1Q2025 4Q2024 3Q2024 Revenues: Rental (including tenant reimbursements) $64,292 $62,866 $71,697 $76,717 $76,052 Other 393 25 25 27 474 Total revenues 64,685 62,891 71,722 76,744 76,526 Expenses: Property expenses 7,951 6,867 7,379 7,605 7,295 General and administrative expense 8,681 8,626 8,461 8,891 9,330 Depreciation and amortization expense 18,639 18,500 18,391 18,240 17,944 Impairment loss on real estate - - 3,527 - - Total expenses 35,271 33,993 37,758 34,736 34,569 Income from operations 29,414 28,898 33,964 42,008 41,957 Interest and other income 4,416 1,570 1,613 2,553 2,685 Interest expense (4,525) (4,444) (4,500) (4,536) (4,427) Net income 29,305 26,024 31,077 40,025 40,215 Preferred stock dividends (1,017) (878) (781) (564) (564) Net income attributable to common stockholders $28,288 $25,146 $30,296 $39,461 $39,651 Net income attributable to common stockholders per share: Basic $0.99 $0.87 $1.05 $1.38 $1.38 Diluted $0.97 $0.86 $1.03 $1.36 $1.37 Weighted-average shares outstanding: Basic 27,912,881 27,924,092 28,275,549 28,254,565 28,254,565 Diluted 28,303,600 28,317,693 28,588,022 28,554,335 28,579,687 Historical Net Income

Historical FFO, Normalized FFO, and AFFO Reconciliation

	2025			2024	
(In thousands, except share and per share amounts)	3Q2025	2Q2025	1Q2025	4Q2024	3Q2024
Net income attributable to common stockholders	$28,288	$25,146	$30,296	$39,461	$39,651
Real estate depreciation and amortization	18,639	18,500	18,391	18,240	17,944
Impairment loss on real estate	-	-	3,527	-	-
FFO attributable to common stockholders (diluted)	46,927	43,646	52,214	57,701	57,595
Litigation-related expense	604	413	406	268	210
Loss (gain) on partial repayment of Notes due 2026	-	-	(32)	-	-
Income on seller-financed notes[1]	(2,375)	1,164	153	30	268
Deferred lease payments received on sales-type leases[2]	-	5	20	568	1,452
Normalized FFO attributable to common stockholders (diluted)	45,156	45,228	52,761	58,567	59,525
Stock-based compensation	2,684	2,672	2,078	4,315	4,316
Non-cash interest expense	485	476	470	456	419
Above-market lease amortization	23	23	23	23	23
AFFO attributable to common stockholders (diluted)	$48,348	$48,399	$55,332	$63,361	$64,283
FFO per common share - diluted	$1.66	$1.54	$1.83	$2.02	$2.02
Normalized FFO per common share - diluted	$1.60	$1.60	$1.85	$2.05	$2.08
AFFO per common share - diluted	$1.71	$1.71	$1.94	$2.22	$2.25
Weighted average common shares outstanding - basic	27,912,881	27,924,092	28,275,549	28,254,565	28,254,565
Restricted stock and RSUs	390,719	393,601	312,473	299,770	299,770
PSUs	-	-	-	-	25,352
Weighted average common shares outstanding - diluted	28,303,600	28,317,693	28,588,022	28,554,335	28,579,687

Note: During the three months ended September 30, 2025, IIP revised its presentation of Normalized FFO to include two adjustments related to income on seller-financed notes and deferred lease payments received on sales-type leases that were previously reflected in adjusted funds from operations ("AFFO"), which has been reflected for all periods presented. Management believes this change better aligns the Company's presentation with its assessment of core operating performance and improves comparability with industry peers. Items included in calculating FFO that may be excluded in calculating Normalized FFO include certain transaction-related gains, losses, income or expense or other non-core amounts as they occur.

1) Amounts represent non-refundable cash payments received pursuant to two seller-financed notes issued by IIP in connection with IIP's disposition of certain properties. As the transactions did not qualify for recognition as completed sales under GAAP, the payments were initially recorded as a deposit liability and included in other liabilities on IIP's consolidated balance sheet. For both the three and nine months ended September 30, 2025, the negative amounts resulted from the recognition of $2.6 million of non-refundable cash payments received as interest and other income in connection with the termination of one of the seller-financed notes.

2) Amount reflects the non-refundable lease payments received on two sales-type leases which are recognized as a deposit liability starting on January 1, 2024, and is included in other liabilities in our consolidated balance sheet as of September 30, 2025, as the transaction did not qualify for recognition as a completed sale. Prior to the lease modifications on January 1, 2024, which extended the initial lease terms, the leases were classified as operating leases and the lease payments received were recognized as rental revenue and therefore, included in net income attributable to common stockholders.

Innovative Industrial Properties 11

Innovative Industrial Properties 12 CANNABIS 95.3% LIFE SCIENCES 4.5% $315M TOTAL ANNUAL INCOME(1) P O RT F O LI O CO M P O S I T I O N 96% Leased Operating Portfolio $270M(3) Financial Commitment to Life Science P O RT F O LI O HI G HL I G HT S 36 Tenants 12.9 Years Weighted Average Lease Length 9.0M Total Square Feet(2) 112 Properties OTHER 0.2% Highlights Note: As of September 30, 2025. Refer to “Definitions”for additional details. 1) Based on “Annualized Base Rent and Income from Loans and Securities”. 2) Includes 483,000 square feet under development or redevelopment. 3) $105 million of which was invested as of September 30, 2025. $315M Total Annual Income(1) $2.5B Real Estate

Innovative Industrial Properties 13 Geographic Concentration – Real Estate Portfolio Note: As of September 30, 2025, values in thousands except for property count, $/PSF, or otherwise noted. Refer to “Definitions”for additional details. 1) Includes 483,000 square feet under development or redevelopment. 2) Dollars in billions. Based on “Total Committed / Invested Capital”. 3) Based on “Annualized Base Rent”. 19 States 9.0M Square Feet(1) $2.5B Invested Capital(2) 112 Properties 10-15% 0-5% 5-10% % ABR State % of ABR(3) IL 15.1% PA 14.4% MA 11.6% NY 11.2% FL 10.5% MI 7.3% OH 6.0% NJ 4.7% MD 4.6% CA 4.2% Other 10.4% Total 100.0%

Annualized Base Rent and Income From Loans and Securities

Annualized Base Rent

	IIP Portfolio Annualized Base Rent (ABR)[1]			
# Tenant	$	%	Square Feet[2]	# of Leases
1 PharmaCann[3]	$33,880	11.4%	430	8
2 Ascend Wellness Holdings	31,278	10.6%	624	4
3 Green Thumb Industries	22,570	7.6%	664	3
4 Curaleaf	20,885	7.1%	578	8
5 Trulieve	19,893	6.7%	740	6
6 The Cannabist Company	18,516	6.3%	588	21
7 4Front Ventures[4]	18,116	6.1%	488	4
8 Holistic Industries	17,257	5.8%	298	4
9 Cresco Labs	16,971	5.7%	379	5
10 Parallel	16,216	5.5%	593	2
Other	80,517	27.2%	3,661	37
Total	**$296,099**	**100.0%**	**9,043**	**102**

Income Composition[5]



6.1%
25.5%
$315M
TOTAL ANNUAL INCOME
68.4%
Top 10 Tenants
Other RE
Income from Loans and Securities

Annualized Base Rent and Income From Loans and Securities

	Total Commitments As of 09/30/2025	Principal Amount Outstanding	Maturity / Wtd. Avg. Maturity	Blended Interest Rate	Annualized Income
Annualized Income from Loans and Securities					
Senior Secured Notes	$31,500	$31,300	0.9 Years	16.2%	$5,057
Revolving Credit Facility	100,000	100,000	3.0 Years	13.5%	13,500
Preferred Equity	170,000	5,000	Perpetual	15.0%	750
Total / Weighted Average	**$301,500**	**$136,300**	**2.5 Years**	**14.2%**	**$19,307**
Total Annualized Base Rent and Income from Loans and Securities					**$315,406**

1) Dollars in thousands.
2) Square feet in thousands.
3) These leases are in default, as disclosed in our 8-K filed on March 14, 2025, though such defaults are limited to the cross-default provisions under certain retail leases in Colorado.
4) These leases are in default, as disclosed in our 8-K filed on March 28, 2025. Includes one property acquired in January 2022 for $16.0 million, which did not satisfy the requirements for sale leaseback accounting, and therefore, the transaction is recognized as a note receivable and is included in other assets, net on our consolidated balance sheet. NA = financial statements are not yet available.
5) Based on "Annualized Base Rent and Income from Loans and Securities".

Innovative Industrial Properties 14

Capital Commitments

Third Quarter Capital Commitments

	Closing	Total Commitments	Blended Interest Rate
Loans and Securities			
Revolving Credit Facility	Sep-25	$100,000	13.5%
Preferred Equity	Sep-25	170,000	15.0%
Total / Wtd. Avg.		**$270,000**	**14.4%**

Two Year Capital Commitment History[1]



Loans and Securities
Real Estate
$14,000
$16,000
$49,100
-
$5,570
$7,750
-
$270,000
4Q2023
1Q2024
2Q2024
3Q2024
4Q2024
1Q2025
2Q2025
3Q2025

Note: Values in thousands. For real estate, capital commitments consist of purchase prices of acquisitions and commitments to fund construction and improvements at properties made during the applicable period. Excludes transaction costs and commitments related to senior secured loans.

1) The 2Q 2024 TI commitment for AYR Florida was reduced by $2.5 million following an amendment to the lease in Q1 2025.

Innovative Industrial Properties

15

Innovative Industrial Properties 16 # of Rentable Square Feet Rentable Square Feet Tenant State Closing / Execution Leases # % of Total Portfolio Non-Cannabis Tenant California Jan-25 1 6 0% Berry Green Michigan Apr-25 1 205 2% Total 2 211 2% Note: Rentable square feet values in thousands. 1) As a % of annualized base rent. 2) Includes Pre-Leased Development Properties. Leasing Summary 2025 Leasing Activity as of September 30, 2025 0% - 0% 1% 1% 2% 1% 0% 2% 10% 82% 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 Thereafter Representing $296 Million in Annualized Base Rent Expiring Leases(2) 1 - 1 4 2 3 5 1 14 15 56 Lease Expiration Schedule as of September 30, 2025(1)

Property List

#	Tenant	State	City	Date Acquired	% Leased	Square Feet: In Place[1]	Square Feet: Under Dev. / Redev.[2]	Square Feet: Total	Invested / Committed Capital $: Invested	Invested / Committed Capital $: Committed	Invested / Committed Capital $: Total $	Invested / Committed Capital $: Total $ / Square Feet
	Operating: Cannabis - Industrial											
1	3241-3247 Needles	California	Needles	9/11/2019	-	46	-	46	$10,100	-	$10,100	$220
2	3253 Needles Hwy.	California	Needles	8/29/2019	-	20	-	20	4,841	-	4,841	242
3	465 Hopping Brook Rd	Massachusetts	Holliston	5/31/2018	-	58	-	58	30,500	-	30,500	526
4	4Front Ventures	Illinois	Matteson	8/3/2021	100.0%	250	-	250	71,684	-	71,684	287
5	4Front Ventures	Washington	Olympia	12/17/2020	100.0%	114	-	114	17,500	-	17,500	154
6	4Front Ventures*	Massachusetts	Holliston	1/28/2022	100.0%	57	-	57	16,000	-	16,000	281
7	Ascend Wellness Holdings	Illinois	Barry	12/21/2018	100.0%	166	-	166	71,000	-	71,000	428
8	Ascend Wellness Holdings	Massachusetts	Athol	4/2/2020	100.0%	199	-	199	63,900	-	63,900	321
9	Ascend Wellness Holdings	New Jersey	Franklin	2/10/2022	100.0%	114	-	114	55,000	-	55,000	482
10	Ascend Wellness Holdings	Michigan	Lansing	7/2/2019	100.0%	145	-	145	24,150	-	24,150	167
11	AYR Wellness	Florida	Ocala	6/7/2024	100.0%	145	-	145	36,064	4,436	40,500	279
12	AYR Wellness	Ohio	Akron	5/14/2019	100.0%	11	-	11	3,550	-	3,550	323
13	Battle Green	Ohio	Columbus	3/3/2023	100.0%	157	-	157	46,184	316	46,500	296
14	Berry Green	Michigan	Warren	10/9/2019	100.0%	205	-	205	83,595	-	83,595	408
15	Calyx Peak	Missouri	Smithville	9/17/2021	100.0%	83	-	83	28,250	-	28,250	340
16	Cresco Labs	Michigan	Marshall	4/22/2020	100.0%	115	-	115	32,000	-	32,000	278
17	Cresco Labs	Illinois	Kankakee	10/22/2019	100.0%	51	-	51	25,496	104	25,600	502
18	Cresco Labs	Illinois	Joliet	10/22/2019	100.0%	39	-	39	20,950	-	20,950	537
19	Cresco Labs	Ohio	Yellow Springs	1/24/2020	100.0%	50	-	50	13,545	-	13,545	271
20	Curaleaf	Pennsylvania	Chambersburg	12/20/2019	100.0%	179	-	179	60,889	751	61,640	344
21	Curaleaf	Illinois	Litchfield	10/30/2019	100.0%	127	-	127	40,000	-	40,000	315
22	Curaleaf	New Jersey	Blue Anchor	7/13/2020	100.0%	123	-	123	35,000	-	35,000	285
23	Curaleaf	Massachusetts	Webster	9/1/2022	100.0%	104	-	104	21,500	-	21,500	207
24	Curaleaf	North Dakota	Fargo	12/20/2019	100.0%	33	-	33	12,190	-	12,190	369
25	Curran Highway	Massachusetts	North Adams	5/26/2021	-	71	-	71	26,800	-	26,800	377
26	Gold Flora	California	Desert Hot Springs	10/15/2021	100.0%	204	-	204	63,500	-	63,500	311
27	McLane Street	California	North Palm Springs	5/12/2020	-	70	-	70	18,107	-	18,107	259
28	Green Thumb Industries	Pennsylvania	Danville	11/12/2019	100.0%	300	-	300	94,600	-	94,600	315
29	Green Thumb Industries	Illinois	Oglesby	3/6/2020	100.0%	266	-	266	50,000	-	50,000	188
30	Green Thumb Industries	Ohio	Toledo	1/31/2020	100.0%	98	-	98	32,200	-	32,200	329
31	Holistic Industries	Maryland	Capitol Heights	5/26/2017	100.0%	72	-	72	33,719	31	33,750	469
32	Holistic Industries	Pennsylvania	New Castle	6/10/2020	100.0%	108	-	108	25,629	21	25,650	238
33	Holistic Industries	Massachusetts	Monson	7/12/2018	100.0%	55	-	55	19,750	-	19,750	359
34	Jushi	Pennsylvania	Scranton	4/6/2018	100.0%	145	-	145	45,800	-	45,800	316
35	Lume Cannabis Company	Michigan	Dimondale	8/2/2018	100.0%	56	-	56	17,457	342	17,799	318
36	Maryland Cultivation Processing (MCP)	Maryland	Hagerstown	4/13/2022	100.0%	84	-	84	25,000	-	25,000	298
37	Maryland Cultivation Processing (MCP)	Maryland	Hagerstown	10/2/2024	100.0%	23	-	23	5,570	-	5,570	242
38	Mitten Extracts	Michigan	Dimondale	4/16/2021	100.0%	201	-	201	72,079	-	72,079	359
39	Parallel	Florida	Lakeland	9/18/2020	100.0%	220	-	220	56,400	-	56,400	256
40	Parallel	Florida	Wimauma	3/11/2020	100.0%	373	-	373	51,500	-	51,500	138
41	PharmaCann	New York	Hamptonburgh	12/19/2016	100.0%	186	48	234	130,628	-	130,628	558
42	PharmaCann	Illinois	Dwight	10/30/2019	100.0%	66	-	66	28,000	-	28,000	424
43	PharmaCann	Pennsylvania	Olyphant	8/7/2019	100.0%	56	-	56	28,000	-	28,000	500
44	PharmaCann	Ohio	Buckeye Lake	3/13/2019	100.0%	58	-	58	20,000	-	20,000	345
45	Sacramento CA (Undisclosed Tenant)	California	Sacramento	2/8/2019	100.0%	43	-	43	12,710	-	12,710	296
46	Texas Original	Texas	Bastrop	6/14/2022	100.0%	75	-	75	21,500	500	22,000	293
47	The Cannabist Company	Pennsylvania	Saxton	5/20/2019	100.0%	270	-	270	42,891	109	43,000	159
48	The Cannabist Company	New Jersey	Vineland	7/16/2020	100.0%	50	-	50	11,820	-	11,820	236
49	The Cannabist Company	Colorado	Denver	10/30/2018	100.0%	58	-	58	11,250	-	11,250	194
50	The Cannabist Company	Colorado	Denver	12/14/2021	100.0%	18	-	18	9,917	-	9,917	551
51	The Cannabist Company	Colorado	Denver	12/14/2021	100.0%	12	-	12	3,276	-	3,276	273

Note: Subtotals and Totals include fractional amounts. Square footage and dollars in thousands except for $/PSF. "Industrial" reflects facilities utilized or expected to be utilized for regulated cannabis cultivation, processing and/or distribution activities, which can consist of industrial and/or greenhouse space. Data as of September 30, 2025.

*This property did not satisfy the requirements for sale-leaseback accounting and therefore, the transaction is recognized as a note receivable and is included in other assets, net on our consolidated balance sheet.

1) Existing square footage for properties where there is no active development or redevelopment.

2) Estimated square footage upon completion of development or redevelopment.

Innovative Industrial Properties 17

Property List (Continued)

					Square Feet			Invested / Committed Capital $			
# Tenant	State	City	Date Acquired	% Leased	In Place[1]	Under Dev. / Redev.[2]	Total	Invested	Committed	Total $	Total $ / Square Feet
52 The Pharm	Arizona	Willcox	12/15/2017	100.0%	358	-	358	$20,000	-	$20,000	$56
53 TILT Holdings	Pennsylvania	White Haven	2/15/2023	100.0%	58	-	58	15,000	-	15,000	259
54 Tri-Mountain Pure**	Pennsylvania	Pittsburgh	5/13/2021	100.0%	239	-	239	68,348	84	68,432	286
55 Trulieve	Massachusetts	Holyoke	7/26/2019	100.0%	150	-	150	43,500	-	43,500	290
56 Trulieve	Florida	Alachua	1/22/2021	100.0%	295	-	295	41,650	-	41,650	141
57 Trulieve	Maryland	Hancock	8/13/2021	100.0%	115	-	115	29,515	-	29,515	257
58 Trulieve	Florida	Quincy	10/23/2019	100.0%	120	-	120	17,000	-	17,000	142
59 Trulieve***	Nevada	Las Vegas	7/12/2019	100.0%	43	-	43	9,600	-	9,600	223
60 Trulieve	Arizona	Cottonwood	4/27/2022	100.0%	17	-	17	5,238	-	5,238	308
61 Verdant	California	Cathedral City	3/25/2022	100.0%	23	-	23	15,250	-	15,250	663
62 Verdant	Maryland	Frederick	2/21/2025	100.0%	22	-	22	7,750	-	7,750	352
63 Vireo	New York	Perth	10/23/2017	100.0%	389	-	389	81,358	-	81,358	209
64 Vireo	Minnesota	Otsego	11/8/2017	100.0%	89	-	89	9,710	-	9,710	109
Operating: Cannabis - Industrial Subtotal / Wtd. Avg.				**95.8%**	**7,747**	**48**	**7,795**	**$2,145,910**	**$6,695**	**$2,152,605**	**$276**
Operating: Cannabis - Retail											
65 1804 Needles	California	Needles	8/29/2019	-	6	-	6	$888	-	$888	$148
66 Curaleaf	North Dakota	Dickinson	12/14/2021	100.0%	5	-	5	2,045	-	2,045	409
67 Curaleaf	North Dakota	Devils Lake	12/14/2021	100.0%	4	-	4	1,614	-	1,614	404
68 Curaleaf	Pennsylvania	Bradford	12/14/2021	100.0%	3	-	3	1,058	-	1,058	353
69 Green Peak (Skymint)	Michigan	East Lansing	10/25/2019	100.0%	3	-	3	3,372	28	3,400	1,133
70 Green Peak (Skymint)	Michigan	Flint	11/4/2019	100.0%	6	-	6	2,180	-	2,180	363
71 PharmaCann	Colorado	Commerce City	2/21/2020	100.0%	5	-	5	2,300	-	2,300	460
72 PharmaCann	Colorado	Aurora	12/14/2021	100.0%	2	-	2	1,674	-	1,674	837
73 PharmaCann	Colorado	Berthoud	12/14/2021	100.0%	6	-	6	1,406	-	1,406	234
74 West Railroad Ave.	Colorado	Mancos	12/14/2021	-	4	-	4	1,148	-	1,148	287
75 PharmaCann	Colorado	Pueblo	2/19/2020	100.0%	3	-	3	1,049	-	1,049	350
76 Schwazze	Colorado	Ordway	12/14/2021	100.0%	2	-	2	400	-	400	200
77 Schwazze	Colorado	Rocky Ford	12/14/2021	100.0%	13	-	13	400	-	400	31
78 Schwazze	Colorado	Las Animas	12/14/2021	100.0%	2	-	2	400	-	400	200
79 South Cedar Street	Michigan	Lansing	11/4/2019	-	14	-	14	2,225	-	2,225	159
80 South Mason Drive	Michigan	Newaygo	11/8/2019	-	2	-	2	995	-	995	498
81 The Cannabist Company	Colorado	Denver	12/14/2021	100.0%	4	-	4	7,338	-	7,338	1,834
82 The Cannabist Company	Colorado	Pueblo	12/14/2021	100.0%	6	-	6	4,878	-	4,878	813
83 The Cannabist Company	Colorado	Aurora	12/14/2021	100.0%	5	-	5	4,229	-	4,229	846
84 The Cannabist Company	Colorado	Glenwood Springs	12/14/2021	100.0%	4	-	4	4,187	-	4,187	1,047
85 The Cannabist Company	Colorado	Fort Collins	12/14/2021	100.0%	5	-	5	3,977	-	3,977	795
86 The Cannabist Company	Colorado	Aurora	12/14/2021	100.0%	4	-	4	3,601	-	3,601	900
87 The Cannabist Company	New Jersey	Vineland	7/16/2020	100.0%	4	-	4	2,165	-	2,165	541
88 The Cannabist Company	Colorado	Aurora	12/14/2021	100.0%	5	-	5	1,991	-	1,991	398
89 The Cannabist Company	Colorado	Englewood	12/14/2021	100.0%	4	-	4	1,778	-	1,778	445
90 The Cannabist Company	Colorado	Trinidad	12/14/2021	100.0%	9	-	9	1,728	-	1,728	192
91 The Cannabist Company	Colorado	Silver Plume	12/14/2021	100.0%	4	-	4	1,444	-	1,444	361
92 The Cannabist Company	Colorado	Black Hawk	12/14/2021	100.0%	4	-	4	1,321	-	1,321	330
93 The Cannabist Company	Colorado	Edgewater	12/14/2021	100.0%	5	-	5	1,089	-	1,089	218
94 The Cannabist Company	Colorado	Sheridan	12/14/2021	100.0%	2	-	2	890	-	890	445
95 The Pharm	Arizona	Phoenix	9/19/2019	100.0%	2	-	2	2,500	-	2,500	1,250
96 Verano	Pennsylvania	Harrisburg	3/23/2022	100.0%	3	-	3	2,750	-	2,750	917
97 Wilder Road	Michigan	Bay City	11/4/2019	-	4	-	4	1,740	-	1,740	435
Operating: Cannabis - Retail Subtotal / Wtd. Avg.				**90.1%**	**154**	**-**	**154**	**$70,758**	**$28**	**$70,786**	**$460**

Note: Subtotals and Totals include fractional amounts. Square footage and dollars in thousands except for $/PSF. "Industrial" reflects facilities utilized or expected to be utilized for regulated cannabis cultivation, processing and/or distribution activities, which can consist of industrial and/or greenhouse space. Data as of September 30, 2025.

**Includes an additional two non-cannabis tenants currently occupying 79,000 sqft.

***Harvest Health & Recreation Inc., which is a subsidiary of Trulieve Inc., executed a lease guaranty in favor of IIP for tenant's obligations at the property.

1) Existing square footage for properties where there is no active development or redevelopment.
2) Estimated square footage upon completion of development or redevelopment.

Innovative Industrial Properties 18

Property List (Continued)

#	Tenant	State	City	Date Acquired	% Leased	Square Feet: In Place[1]	Square Feet: Under Dev. / Redev.[2]	Square Feet: Total	Invested / Committed Capital $: Invested	Invested / Committed Capital $: Committed	Invested / Committed Capital $: Total $	Total $ / Square Feet
	Operating: Cannabis - Industrial / Retail											
98	4Front Ventures	Massachusetts	Georgetown	12/17/2020	100.0%	67	-	67	$15,500	-	$15,500	$231
99	Cresco Labs	Massachusetts	Fall River	6/30/2020	100.0%	124	-	124	27,624	1,126	28,750	232
100	Holistic Industries	Michigan	Madison Heights	9/1/2020	100.0%	63	-	63	28,500	-	28,500	452
101	Kaya Cannabis	Colorado	Denver	12/14/2021	100.0%	6	-	6	1,299	-	1,299	217
102	Schwazze	Colorado	Pueblo	12/14/2021	100.0%	8	-	8	2,165	-	2,165	271
103	Sozo	Michigan	Warren	5/14/2021	100.0%	85	-	85	17,230	-	17,230	203
104	The Cannabist Company	Virginia	Richmond	1/15/2020	100.0%	82	-	82	19,750	-	19,750	241
105	The Cannabist Company	Colorado	Denver	12/14/2021	100.0%	33	-	33	8,206	-	8,206	249
106	TILT Holdings	Massachusetts	Taunton	5/16/2022	100.0%	104	-	104	40,000	-	40,000	385
	Operating: Cannabis - Industrial / Retail Subtotal / Wtd. Avg.				**100.0%**	**572**	**-**	**572**	**$160,274**	**$1,126**	**$161,400**	**$282**
	Operating: Non-Cannabis											
107	2103 Broadway	California	Needles	8/29/2019	-	7	-	7	$1,471	-	$1,471	$210
108	Non-Cannabis Tenant	Michigan	Traverse City	11/25/2019	100.0%	2	-	2	1,272	-	1,272	636
109	North Anza Road and Del Sol Road	California	Palm Springs	4/16/2019	54.5%	22	-	22	5,788	-	5,788	263
	Operating: Non-Cannabis Subtotal / Wtd. Avg.				**51.9%**	**31**	**-**	**31**	**$8,531**	**-**	**$8,531**	**$275**
	Operating Portfolio Total / Wtd. Avg.				**95.8%**	**8,504**	**48**	**8,552**	**$2,385,473**	**$7,848**	**$2,393,321**	**$280**
	Dev. / Redev. Properties[3]											
110	Inland Center Drive	California	San Bernardino	11/16/2020	-	-	192	192	$35,819	-	$35,819	$187
111	Leah Avenue	Texas	San Marcos	3/10/2021	-	-	63	63	8,231	-	8,231	131
	Dev. / Redev. Properties / Wtd. Avg.				**-**	**-**	**255**	**255**	**$44,050**	**-**	**$44,050**	**$173**
	Pre-Leased Dev. Properties[3]											
112	Gold Flora	California	Palm Springs	4/16/2019	100.0%	56	180	236	$35,530	-	$35,530	$151
	Pre-Leased Dev. Property / Wtd. Avg.				**100.0%**	**56**	**180**	**236**	**$35,530**	**-**	**$35,530**	**$151**
	Total Portfolio / Wtd. Avg.				**94.1%**	**8,560**	**483**	**9,043**	**$2,465,053**	**$7,848**	**$2,472,901**	**$273**
	State Subtotal / Wtd. Avg.											
1		*Pennsylvania*			*100.0%*	*1,361*	*-*	*1,361*	*$384,965*	*$965*	*$385,930*	*$284*
2		*Illinois*			*100.0%*	*965*	*-*	*965*	*$307,131*	*$104*	*$307,234*	*$318*
3		*Massachusetts*			*81.3%*	*989*	*-*	*989*	*$305,074*	*$1,126*	*$306,200*	*$310*
4		*Michigan*			*98.3%*	*901*	*-*	*901*	*$286,795*	*$370*	*$287,164*	*$319*
5		*New York*			*100.0%*	*575*	*48*	*623*	*$211,986*	*-*	*$211,986*	*$340*
6		*Florida*			*100.0%*	*1,153*	*-*	*1,153*	*$202,614*	*$4,436*	*$207,050*	*$180*
7		*California*			*63.8%*	*497*	*372*	*869*	*$204,003*	*-*	*$204,003*	*$235*
8		*Ohio*			*100.0%*	*374*	*-*	*374*	*$115,478*	*$316*	*$115,795*	*$310*
9		*New Jersey*			*100.0%*	*291*	*-*	*291*	*$103,985*	*-*	*$103,985*	*$357*
10		*Maryland*			*100.0%*	*316*	*-*	*316*	*$101,554*	*$31*	*$101,585*	*$321*
11		*Colorado*			*98.6%*	*233*	*-*	*233*	*$83,340*	*-*	*$83,340*	*$358*
12		*Texas*			*72.8%*	*75*	*63*	*138*	*$29,731*	*$500*	*$30,231*	*$219*
13		*Missouri*			*100.0%*	*83*	*-*	*83*	*$28,250*	*-*	*$28,250*	*$340*
14		*Arizona*			*100.0%*	*377*	*-*	*377*	*$27,737*	*-*	*$27,737*	*$74*
15		*Virginia*			*100.0%*	*82*	*-*	*82*	*$19,750*	*-*	*$19,750*	*$241*
16		*Washington*			*100.0%*	*114*	*-*	*114*	*$17,500*	*-*	*$17,500*	*$154*
17		*North Dakota*			*100.0%*	*42*	*-*	*42*	*$15,849*	*-*	*$15,849*	*$377*
18		*Minnesota*			*100.0%*	*89*	*-*	*89*	*$9,710*	*-*	*$9,710*	*$109*
19		*Nevada*			*100.0%*	*43*	*-*	*43*	*$9,600*	*-*	*$9,600*	*$223*

Note: Subtotals and Totals include fractional amounts. Square footage and dollars in thousands except for $/PSF. "Industrial" reflects facilities utilized or expected to be utilized for regulated cannabis cultivation, processing and/or distribution activities, which can consist of industrial and/or greenhouse space. Data as of September 30, 2025.

1) Existing square footage for properties where there is no active development or redevelopment.
2) Estimated square footage upon completion of development or redevelopment.
3) Represents properties that are not included in the Company's operating portfolio.

Innovative Industrial Properties 19

Innovative Industrial Properties 20 Maturity Principal Loans / Origination / Wtd. Avg. Amount Securities # Investment Loan/ Security Type Date Maturity Outstanding Commitment 1 Coachella Construction Financing Senior Secured Notes 6/25/2021 0.3 Years $22,800 $23,000 2 Harris Township Seller Financing(1) Senior Secured Notes 4/25/2025 2.6 Years 8,500 8,500 3 IQHQ Revolving Credit Facility 9/30/2025 3.0 Years 100,000 100,000 4 IQHQ Preferred Equity 9/30/2025 Perpetual 5,000 170,000 Loans and Securities Portfolio Total / Wtd. Avg. 2.5 Years $136,300 $301,500 Loans and Securities Note: Loan list maturity does not include available loan extensions. Dollars in thousands. 1) Relates to the seller-financed note issued to us by the buyer in connection with our disposition of a property in Michigan. The transaction did not qualify for recognition as a completed sale in accordance with GAAP and therefore, we have not derecognized the assets transferred and have not recognized the seller-financed note on our consolidated balance sheet.

Innovative Industrial Properties 21 Interest Rate / Preferred Rate / Maturity / Wtd. As of (In thousands, except share and per share amounts) Wtd. Avg. Rate(1) Avg. Maturity September 30, 2025 Secured debt: Revolving Credit Facility I 9.00% 1.1 Years $50,000 Total Secured Debt 9.00% 1.1 Years $50,000 Unsecured debt: Notes due 2026 5.50% 0.6 Years 291,215 Total Unsecured Debt 5.50% 0.6 Years $291,215 Gross Debt 6.01% 0.7 Years $341,215 Series A Preferred Stock: Redemption price per share $25.00 Shares outstanding 1,807,682 Total Preferred Equity 9.00% $45,192 Total Senior Capital 6.36% $386,407 Equity Market Capitalization: Stock Price as of 09/30/2025 $53.58 Shares outstanding 28,022,975 Equity Market Capitalization $1,501,471 Covenant (2) September 30, 2025 Debt / Total Gross Assets <60% 13% Secured Debt / Total Gross Assets <40% 2% Unencumbered Total Gross Assets / Unsecured Debt >150% 852% Debt Service Coverage Ratio >1.5x 11.7x Egan Jones Credit Rating BBB+ Debt Maturity Schedule Capital and Debt Summary $50.0 Million $291.2 Million 2025 2026 2027 2028 2029 Thereafter Notes Due 2026 Line of Credit Capital Overview 1) Revolving Credit Facility Rate I interest rate is the greater of: (a) the Prime Rate in effect from time to time, plus the Applicable Margin and (b) 9.00%. As of the quarter end 9% is the applied rate. 2) Calculated in accordance with the indenture governing the Notes due 2026, included in the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 25, 2021.

Innovative Industrial Properties 22 Analyst Coverage Analyst Research Firms Contact Information Aaron Grey Alliance Global Partners Email: agrey@allianceg.com Phone: 888-543-4448 Tom Catherwood BTIG Email: tcatherwood@btig.com Phone: 212-738-6140 Merrill Ross Compass Point Research and Trading Email: mross@compasspointllc.com Phone: 202-534-1392 Alexander Goldfarb Piper Sandler Email: alexander.goldfarb@psc.com Phone: 212-466-7937 Bill Kirk Roth Capital Partners Email: bkirk@roth.com Phone: 203-355-3473 Andy Liu Wolfe Research Email: aliu@wolferesearch.com Phone: 646-582-9257 Investor Relations Email: ir@iipreit.com Phone: 858-997-3332

Innovative Industrial Properties 23 Definitions Definitions listed hereafter apply throughout the Supplemental unless otherwise specifically noted. • Adjusted Funds From Operations (“AFFO”): Management believes that AFFO and AFFO per share are appropriate supplemental measures of a REIT’s operating performance. We calculate AFFO by adjusting Normalized FFO for certain non-cash items. • Annualized Base Rent (“ABR”): ABR is calculated by multiplying the sum of contractually due base rents and property management fees for the last month in the quarter, by twelve. • Annualized Base Rent and Income from Loans and Securities: Annualized Base Rent and Income from Loans and Securities is calculated by adding ABR and Income from Loans and Securities. • Annualized Income from Loans and Securities: Annualized Income from Loans and Securities is calculated by multiplying the principal balance as of the end of quarter, by the blended interest rate. • Development / Redevelopment (“Dev. / Redev.”) Properties: Defined as non-operating assets under development that are not leased and not ready for their intended use. • EBITDA and Adjusted EBITDA: EBITDA is defined as earnings (net income per income statement) before interest expense, income taxes, deprecation and amortization (including non-cash stock-based compensation, above-market lease amortization and corporate asset deprecation). Adjusted EBITDA is EBITDA adjusted for gain (loss) on sale of real estate, impairment loss on real estate, gain (loss) on exchange of Exchangeable Senior Notes, income on seller-financed note and deferred lease payments received on sales-type lease. • Exchangeable Senior Notes: 3.75% Exchangeable Senior Notes paid off in full in February 2024. • Funds From Operations (“FFO”): FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, depreciation, amortization and impairment related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures. Management also excludes from FFO any disposition-contingent lease termination fee received in connection with a property sale. Management believes that net income, as defined by GAAP, is the most appropriate earnings measurement. However, management believes FFO and FFO per share to be supplemental measures of a REIT’s performance because they provide an understanding of the operating performance of our properties without giving effect to certain significant non-cash items, primarily depreciation expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. We believe that by excluding the effect of depreciation, FFO and FFO per share can facilitate comparisons of operating performance between periods. We report FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because FFO per share is consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and FFO per share.

Innovative Industrial Properties 24 Definitions (Continued) • GAAP: Accounting principles generally accepted in the United States. • Gross Debt: Calculated as the sum of the principal amount outstanding of the Notes due 2026 and borrowing on the Revolving Credit Facility. • Liquidity: Total liquidity consists of cash and cash equivalents and short-term investments (each as reported in IIP’s consolidated balance sheet as of quarter end) and availability under IIP’s revolving credit facility. • Maturity / Weighted Average Maturity (“Wtd. Avg. Maturity”): Based on initial maturity, not inclusive of applicable extension options. • Normalized Funds From Operations (“Normalized FFO”): We compute normalized funds from operations (“Normalized FFO”) by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in nature and/or not related to our core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Normalized FFO and Normalized FFO per share provides investors with a metric to assist in their evaluation of our operating performance across multiple periods and in comparison to the operating performance of other companies, because it removes the effect of unusual items that are not expected to impact our operating performance on an ongoing basis. Normalized FFO is used by management in evaluating the performance of our core business operations. Items included in calculating FFO that may be excluded in calculating Normalized FFO include certain transaction-related gains, losses, income or expense or other non-core amounts as they occur. • Notes due 2026: 5.50% Unsecured Senior Notes due 2026. • Operating Portfolio: All properties that (a) are leased or (b) are not leased but ready for their intended use. • Pre-Leased Development (“Dev.”) Properties: Defined as non-operating assets under development that are leased but not ready for their intended use. • Series A Preferred: 9.00% Series A Cumulative Redeemable Preferred Stock, $0.001 par value per share. • Total Committed / Invested Capital: Includes (1) total investments in properties (consisting of purchase price and construction funding and improvements reimbursed to tenants, if any, but excluding transaction costs) and (2) total additional commitments to reimburse certain tenants and sellers for completion of construction and improvements at the properties. Excludes Loans and Securities. • Total Portfolio: All properties, including Development / Redevelopment Properties, Pre-Leased Redevelopment Properties, and Operating Portfolio, as of quarter end. • Total Preferred Equity: Calculated by multiplying the total Series A Preferred shares outstanding by the $25 redemption price per share. • Total Senior Capital: Calculated as the sum of Gross Debt and the redemption value of the Series A Preferred Stock. • % Leased: The weighted average leased percentage of the Operating Portfolio by Total Committed / Invested Capital. Excludes Redevelopment Properties and Pre-Leased Redevelopment Properties. Includes leases that are in default, as disclosed in our 8-K's filed on March 14, 2025 and March 28, 2025.

Reconciliations – EBITDA and Adjusted EBITDA

	For the Year Ended				
	12/31/2024	12/31/2023	12/31/2022	12/31/2021	12/31/2020
Net income	**$ 161,661**	**$ 165,588**	**$ 154,386**	**$ 113,990**	**$ 65,730**
Adjustments for EBITDA:					
Interest expense	17,672	17,467	18,301	18,086	7,431
Taxes (including corporate tax expense in G&A)	162	250	184	142	116
Depreciation and amortization	70,807	67,194	61,303	41,776	28,025
Above-market lease amortization	92	92	91	4	-
Corp. asset depreciation (included in G&A expense)	128	122	123	105	85
EBITDA	**$ 250,522**	**$ 250,713**	**$ 234,388**	**$ 174,103**	**$ 101,387**
Adjustments for Adjusted EBITDA:					
Non-cash stock-based compensation expense	17,317	19,581	17,507	8,616	3,330
Gain (loss) on sale of real estate	3,449	-	(3,601)	-	-
Gain (loss) on exchange of Exchangeable Senior Notes	-	22	(125)	(3,692)	-
Income on seller-financed note	1,104	1,342	-	-	-
Deferred lease payments received on sales-type lease	4,938	-	-	-	-
Adjusted EBITDA	**$ 277,330**	**$ 271,658**	**$ 248,169**	**$ 179,027**	**$ 104,717**

	For the Three Months Ended,				For the Nine Months Ended,	
	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2025	9/30/2024
Net income	**$29,305**	**$26,024**	**$31,077**	**$40,025**	**$86,406**	**$121,636**
Adjustments for EBITDA:						
Interest expense	4,525	4,444	4,500	4,536	13,469	13,136
Taxes (including corporate tax expense in G&A)	(2)	88	121	-	206	162
Depreciation and amortization	18,639	18,500	18,391	18,240	55,530	52,567
Above-market lease amortization	23	23	23	23	69	69
Corp. asset depreciation (included in G&A expense)	27	27	31	31	84	97
EBITDA	**$52,517**	**$49,106**	**$54,143**	**$62,855**	**$155,764**	**$187,667**
Adjustments for Adjusted EBITDA:						
Non-cash stock-based compensation expense	2,684	2,672	2,078	4,315	7,434	13,002
Impairment loss on real estate	-	-	3,527	-	3,527	-
Income on seller-financed note	(2,375)	1,164	153	30	(1,058)	1,074
Deferred lease payments received on sales-type lease	-	5	20	568	25	4,370
Adjusted EBITDA	**$52,826**	**$52,947**	**$59,921**	**$67,768**	**$165,692**	**$206,113**

Innovative Industrial Properties

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